EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of MFB Corp. on Form S-8 of our report dated October 27, 1995, appearing in MFB Corp's Annual Report to Shareholders incorporated by reference in MFB Corp.'s Form 10-K for the fiscal year ended September 30, 1995.


Crowe, Chizek and Company LLP


/s/ Crowe, Chizek and Company LLP
South Bend, Indiana
September 23, 1996